EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Material  Technologies,  Inc.
11661  San  Vicente  Blvd.,  Suite  707
Los  Angeles,  California  90049




     The undersigned consents to the use of its opinion dated February 8, 2002, relating to the financial statements of Material Technologies, Inc., a Delaware Corporation, and to the reference to the firm under "Experts," all as included in the Registration Statement on Form SB-2.





Torrance,  California               s/ Jonathon  P.  Reuben  C.P.A
                                    --------------------------------
August  6,  2002                       Jonathon  P.  Reuben,  C.P.A.
                                       An  Accountancy  Corporation